Exhibit 10.30

Addendum to the Investor Package dated as of September 20, 2022 and Exhibit E (Form of Convertible Note) and Exhibit G (Subscription Agreement) Thereto

This Addendum to (i) the Investor Package dated as of September 20, 2022 (the “Investor Package”) with respect to an offering by Unifoil Holdings, Inc. (“Unifoil” or the “Company”) of its 10% convertible promissory notes, (ii) the Convertible Note, dated ____________, 2022 (the “Note”), issued by Unifoil (the “Maker”), to (the “Subscriber”), or registered assigns (together with the Subscriber, the “Holder”), and (iii) the Subscription Agreement, dated as of ____________, 2022, by and between Unifoil and the Subscriber (the “Subscription Agreement”), is made for the purpose of amending the provisions set forth below, which are included in the Investor Package, the Note and the Subscription Agreement, as specified herein.

Unifoil and the Subscriber agree as follows:

1.	The first sentence of the third paragraph of the Investor Package is deleted in its entirety and replaced with the following:

The Offering will commence on the date of this Investor Package and continue until the earlier of the sale of all $2,500,000 of Notes, the consummation of an initial public offering (“IPO”), or July 31, 2023, unless extended by the Company and Boustead Securities, LLC (“Boustead”) in their sole discretion to a later date (the “Expiration Date”).

2.	The fifth paragraph of the Investor Package is deleted in its entirety and replaced with the following:

The Notes will automatically (and without any action on the part of the holders (the “Holders”, and each individually, a “Holder”) be converted into shares of Common Stock at a conversion price per share equal to $2.75 (the “Conversion Price”).

3.	The seventh paragraph of the first page of the Investor Package is deleted in its entirety and replaced with the following:

In the event that an IPO is not consummated, and if the Company (a) is acquired as a result of a “Sale of Control” (as defined below), (b) merges with a “SPAC” (as defined below) or (c) consummates a “Reverse Merger” as defined below) (each, a “Liquidity Event”) prior to the Maturity Date, the Notes will be convertible at the option of the holders into shares of Common Stock of any successor-in-interest to the Company at a price per share equal to $2.75.

4.	The second and third paragraphs under the subheading titled “Notes being Offered” in Exhibit A to the Investor Package – Terms of the Offering, are deleted in their entirety and replaced with the following:

The Notes will automatically (and without any action on the part of the holders) be converted into shares of Common Stock of the Company upon the consummation of an initial public offering (“IPO”) at a conversion price per share equal to $2.75.

In the event that an IPO is not consummated, and if the Company (a) is acquired as a result of a “Sale of Control” (as defined below), (b) merges with a “SPAC” (as defined as defined below) or (c) consummates a “Reverse Merger” (as defined below) (each, a “Liquidity Event”) prior to the Maturity Date, the Notes will be convertible at the option of the holders into shares of common stock of any successor-in-interest to the Company at a price per share equal to $2.75.

5.	The second sentence of the first paragraph under the subheading titled “Plan of Offering” in Exhibit A to the Investor Package – Terms of the Offering, is deleted in its entirety and replaced with the following:

The offering will continue until the earlier of the sale of all $2,500,000 of Notes, the consummation of the IPO, or July 31, 2023, unless extended by the Company and Boustead in their sole discretion to a later date (the “Expiration Date”).

6.	The fourth sentence of the subheading titled “Payment and Escrow; Offering Period” in Exhibit A to the Investor Package – Terms of the Offering, is deleted in its entirety and replaced with the following:

Until the Company has offered the Maximum Amount of Notes in the Offering, subsequent closings may occur at any date mutually agreed by the Company and Boustead until the earlier of the sale of all $2,500,000 of Notes, the consummation of the IPO, or July 31, 2023, unless extended by the Company and Boustead in their sole discretion to a later date (the “Expiration Date”).

7.	The second sentence of Section 1(a) of the Note is deleted in its entirety and replaced with the following:

In the event that the Maker shall not have consummated an initial public offering of its Common Stock and the listing of its Common Stock for trading on a “Qualified Securities Market”, as defined below (the “IPO”) or other “Liquidity Event” (hereinafter defined), the Notes will be convertible at the option of the Holder into shares of Common Stock of any successor-in-interest to the Maker at a price per share equal to $2.75.

8.	The definition of “Liquidity Event Conversion Price” in Section 3(a)(ii) of the Note is deleted in its entirety and replaced with the following:

(ii) “Liquidity Event Conversion Price” shall mean a conversion price that is equal to $2.75 per share.

9.	The definition of “IPO Conversion Price” in Section 3(a)(vi) of the Note is deleted in its entirety and replaced with the following:

(vi) “IPO Conversion Price” shall mean a conversion price equal to $2.75 per share.

10.	The first sentence of the second paragraph of the Subscription Agreement is deleted in its entirety and replaced with the following:

The Offering will commence on the date of this Investor Package and continue until the earlier of the sale of all of the Notes, the consummation of an IPO, or July 31, 2023, unless extended by the Company and Boustead in their sole discretion to a later date (the “Expiration Date”).

11.	The third paragraph of Section 1(a) of the Subscription Agreement is deleted in its entirety and replaced with the following:

The Notes will automatically (and without any action on the part of the Holders) be converted into shares of Common Stock at a conversion price per share equal to $.275 (the “Conversion Price”).

12.	The fifth paragraph of Section 1(a) of the Subscription Agreement is deleted in its entirety and replaced with the following:

In the event that an IPO is not consummated, and if the Company (a) is acquired as a result of a “Sale of Control” (as defined below), (b) merges with or is acquired by a “SPAC,” or its subsidiary (as defined below) or (c) consummates a “Reverse Merger” (as defined below) (each, a “Liquidity Event”) prior to the maturity date of the Notes, the Notes will be convertible, at the option of the Holder, into shares of common stock of any successor-in-interest to the Company at a price per share equal to $2.75.

13.	The first sentence of Section 2(c) of the Subscription Agreement is deleted in its entirety and replaced with the following:

This Offering will continue until the earlier of (a) the sale Notes for the Maximum Offering Amount, (b) the consummation of an IPO, or (c) July 31, 2023, or such extension date agreed to, in their sole discretion, by the Company and Boustead (the “Expiration Date”).

14.	All references to and definitions of “Transaction Consideration” in the Investor Package, the Note and the Subscription Agreement are deleted in their entirety and nothing will appear in their place.

15.	Except as set forth in this Addendum, the Note and the Subscription Agreement are unaffected and shall continue in full force and effect in accordance with their terms. If there is a conflict between this Addendum and the Note and the Subscription Agreement, as applicable, the terms of this Addendum will prevail.

[Signature Page Follows]

WHEREFORE, Unifoil and the Subscriber have entered into this Addendum on the Issuance Date as set forth in the Note.

UNIFOIL HOLDINGS, INC.

By:
Name: Joseph Funicelli
Title: Chief Executive Officer

SUBSCRIBER

By:

(Print Name and Title)

4